Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Sierra Bancorp, a California corporation (the “Company”), does hereby constitute and appoint Kevin J. McPhaill and Christopher G. Treece and each of them (with full power to each of them to act alone), his/her true and lawful attorneys in fact and agents for him/her and on his/her behalf and in his/her name, place and stead in any and all capacities and particularly as a director of the Company, to sign, execute and file any of the documents referred to below relating to the registration of shares of the Company’s common stock, preferred stock, warrants, and units (collectively, the “Securities”):

A Registration Statement of the Company respecting the Securities on Form S-8, under the Securities Act of 1933, as amended, and any and all amendments to the Registration Statement, including Post-Effective Amendments, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission and/or any regulatory authority for any state in the United States of America;

granting unto said attorneys and each of them full power and authority to do and perform every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents or each of them may lawfully do or cause to be done by virtue hereof.

WITNESS the signatures of the undersigned this 15th day of June, 2023.

/s/ MORRIS A. THARP	Chairman of the Board
MORRIS A. THARP

/s/ KEVIN J. MCPHAILL	President and Chief Executive Officer
KEVIN J. MCPHAILL

/s/ CHRISTOPHER G. TREECE	Executive Vice President and
CHRISTOPHER G. TREECE	Chief Financial Officer

/s/ ALBERT L. BERRA	Director
ALBERT L. BERRA

/s/ VONN R. CHRISTENSON	Director
VONN R. CHRISTENSON

/s/ LAURENCE S. DUTTO	Director
LAURENCE S. DUTTO

/s/ MICHELE M. GIL	Director
MICHELE M. GIL

/s/ JAMES C. HOLLY	Vice Chairman of the Board
JAMES C. HOLLY

/s/ ERMINA KARIM	Director
ERMINA KARIM

/s/ LYNDA B. SCEARCY	Director
LYNDA B. SCEARCY

/s/ GORDON T. WOODS	Director
GORDON T. WOODS

/s/ SUSAN M. ABUNDIS	Director
SUSAN M. ABUNDIS

/s/ JULIE G. CASTLE	Director
JULIE G. CASTLE